Exhibit 10.3

www.DicksSportingGoods.com	345 Court Street · Coraopolis, PA 15108
Main Phone: 724-273-3400

September 27, 2016

Dear Lee:

Congratulations! I am delighted to offer you the position of Executive Vice President, Chief Financial Officer reporting to me. The major provisions of your offer are as follows:

Position: Your position is Executive Vice President, Chief Financial Officer with an effective date of September 27, 2016.

Base Pay: Your bi-weekly rate of pay will be $25,000.00, annualized to $650,000.

Annual Incentive: Your target incentive award remains at 75% of your eligible earnings. The award can range from 0% to 150% based on company and individual performance.

Annual Equity: Your target equity award remains $900,000. The award can range from $0 to $1,350,000 based on company and individual performance.

Health & Welfare Benefits and Paid Time Off: Your benefits and vacation time will remain the same.

Once again, we’d like to congratulate you on your promotion.

Sincerely,

/s/ ANDRÉ J. HAWAUX
André J. Hawaux
Executive Vice President, Chief Operating Officer